Exhibit 10.1

AMENDMENT TO SEVERANCE BENEFITS LETTER AGREEMENT

This Amendment to the Severance Benefits Letter Agreement (this “Amendment”) is made and entered into as of August 11, 2016 by and among Parminder Singh (“Executive”) and Corium International, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company and Executive are parties to that certain Severance Benefits Letter Agreement between the Company and the Executive dated June 25, 2013 (the “Agreement”).  All capitalized terms set forth herein shall (unless otherwise defined herein) have the meanings given to them in the Agreement.

B. By means of this Amendment to the Agreement, the Company and Executive wish to extend the term of the benefits set forth in the Agreement.

AMENDMENT

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Term. The last sentence of Paragraph 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“This Severance benefit will terminate on June 23, 2019, subject to extension only by written agreement signed by an authorized officer of the Company and you.”

2. No Other Amendments. Except as expressly set forth herein, all of the terms and conditions of the Agreement remain in full force and effect.

3. Counterparts.  This Amendment may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same instrument.

COMPANY:	EXECUTIVE:
CORIUM INTERNATIONAL, INC.

/s/ Peter D. Staple	/s/ Parminder Singh
By: Peter D. Staple	Parminder Singh
Its: President and CEO